                                                                     EXHIBIT 14b

                          CALEDONIA MINING CORPORATION

                         2004 MANAGEMENT PROXY CIRCULAR


                              Notice of Annual and
                        Special Meeting of Shareholders
                                on June 24, 2004
                           Management Proxy Circular

                               Instrument of Proxy
                             Solicited by Management

                                    CALEDONIA

                               Mining Corporation

                          NOTICE OF ANNUAL AND SPECIAL
                             MEETING OF SHAREHOLDERS

TAKE NOTICE that the Annual and Special Meeting of Shareholders of Caledonia Mining Corporation (the "Corporation") will be held in Boardroom No. 3, 44th Floor, (the offices of the Corporation's Solicitors, Borden Ladner Gervais LLP) Scotia Plaza, 40 King Street West, Toronto, Ontario, on Thursday, June 24, 2004 commencing at 14:30 p.m. in the afternoon (local time) for the purposes of:

1. receiving the annual report that includes the financial statements and auditors' report thereon for the financial year ended December 31, 2003,

2. considering and, if deemed appropriate, approving an ordinary resolution that the number of directors be set at six until further notice,

3.    electing directors;

4. appointing auditors and authorizing the directors to fix their remuneration

5. considering and, if deemed appropriate, approve an ordinary resolution that, subject to regulatory approval and in compliance with the policies of The Toronto Stock Exchange, the Corporation be authorized to enter into one or more private placement transactions with subscribers substantially at arm's length to the Corporation, during the ensuing 12 month period, providing for the issuance of up to 75% of the number of common shares outstanding as of the date of the resolution;

6. considering and, if deemed advisable, approving an ordinary resolution of the shareholders of the Corporation in favour of the creation of the 2004 Stock Option Plan;

7. transacting such other business as may properly be brought before the meeting.

A copy of the annual report, form of proxy and management proxy circular accompany this notice. A copy of the Corporation's Form 20F, filed with the United States Securities and Exchange Commission, is available upon request.

Shareholders will be entitled to vote at the meeting in person or by proxy. Shareholders not attending the meeting may exercise their right to vote by promptly signing, dating and returning the proxy in the envelope provided for that purpose.

DATED: May 4th, 2004 BY ORDER OF THE BOARD

 S. E. Hayden
Chairman of the Board, President and
Chief Executive Officer

                            MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY AND ON BEHALF OF THE MANAGEMENT OF CALEDONIA MINING CORPORATION (THE "CORPORATION") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING (THE "MEETING") OF SHAREHOLDERS OF THE CORPORATION TO BE HELD ON TUESDAY, JUNE 24, 2004 AT THE HOUR OF 14:30 O'CLOCK LOCAL TIME, IN BOARDROOM #3, 44TH FLOOR, SCOTIA PLAZA, 40 KING STREET WEST, TORONTO, ONTARIO, for the purposes set forth in the accompanying notice of meeting. It is expected that the solicitation will be primarily by mail but proxies may also be solicited personally or by telephone by employees or agents of the Corporation. The cost of any such solicitation by management will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS OF THE CORPORATION. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM AT THE MEETING MAY DO SO BY INSERTING SUCH PERSON'S NAME, WHICH NEED NOT BE A SHAREHOLDER OF THE CORPORATION, IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND STRIKING OUT THE NAMES OF THE PERSONS SPECIFIED OR BY COMPLETING ANOTHER PROPER FORM OF PROXY. In all cases, the completed proxy is to be deposited at the registered office of the Corporation or at the offices of Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario, M5H 4C3 prior to the day of the Meeting or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof.

A shareholder giving a proxy has the right to revoke the proxy by instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing and deposited at the registered office of the Corporation at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the date of the Meeting, or any adjournment thereof, or in any other manner permitted by law.

EXERCISE OF DISCRETION BY PROXIES

THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY WILL VOTE THE SHARES IN RESPECT OF WHICH THEY ARE APPOINTED IN ACCORDANCE WITH THE DIRECTION OF THE SHAREHOLDERS APPOINTING THEM. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED FOR ALL OF THE MATTERS REFERRED TO IN THE NOTICE OF MEETING AND THE RE-ELECTION OF THE EXISTING DIRECTORS.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to any amendments or variations to matters identified in the notice of meeting and with respect to other matters which may properly come before the Meeting. At the time of printing this management proxy circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

On April 30, 2004, the Corporation had outstanding 301,111,786 common shares, each carrying the right of one vote per share. To the best of the knowledge of the directors and officers of the Corporation, no person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 10% of the votes attached to all issued shares of the Corporation.

The Board of Directors of the Corporation has fixed a record date of May 24, 2004 for the purpose of determining who is entitled to receive Notice of Meeting. Shareholders entitled to vote at the meeting will be the shareholders of record at 10:00 a.m. (Toronto, Ontario time) on the day preceding the day of the meeting. The failure of any shareholder to receive notice of the Meeting shall not deprive the shareholder of voting at the Meeting.

NUMBER OF DIRECTORS

The directors of the Corporation have considered the most effective composition of the Board of Directors in light of the current business of the Corporation and the regulatory requirements being introduced to ensure the independence of a number of directors and membership of board committees. The directors have concluded that the composition of the existing board is effective in the overall operation of the Corporation but may be unable to provide adequate independence to some board committees to fully satisfy recently introduced regulatory requirements. The board therefore recommends that the number of directors of the Corporation be increased to six until further notice - although it will be proposed that the meeting only reappoint the existing five Directors. The increase in the size of the Board will create one vacancy that the Board can fill when it determines to do so.

ELECTION OF DIRECTORS

All of the nominees are now members of the Board of Directors and have been since the dates indicated. Management does not contemplate that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the next annual meeting or until he earlier ceases to be a director. Set out below are the names of the persons proposed to be nominated at the meeting for election as directors.

                                                                                             NUMBER OF SHARES
     NAME, OFFICE HELD AND                                                      DIRECTOR    BENEFICIALLY OWNED,
   MUNICIPALITY OF RESIDENCE                 PRINCIPAL OCCUPATION                SINCE    CONTROLLED OR DIRECTED
------------------------------  ----------------------------------------------  --------  ----------------------
S. E. Hayden, (1)(2)(3)(4)      Chairman, President and Chief Executive           1996               Nil
Chairman, President and  Chief  Officer of the Corporation and Director of all
Executive Officer  & Director   Caledonia's  subsidiary companies.  Chief
Johannesburg, South Africa      Executive Officer of Eersteling Gold Mining
                                Company Limited, Greenstone Management
                                Services (Pty) Ltd., and Barbrook Mines
                                Limited.

J. Johnstone,                   Chief Operating Officer of the Corporation        1997               Nil
Vice President Operations       and Director of various subsidiary
and Chief Operating Officer     companies.
& Director
Oakville, Ontario, Canada

F. C. Harvey, Technical         Technical Director and Secretary of the           1993             4,300
Director , Secretary &          Corporation and Director of various
Director Oakville, Ontario,     subsidiary companies.
Canada

C.R. Jonsson,                   Principal of Tupper, Jonsson & Yeadon,            1992            59,469
Director (1)(2)(3) Vancouver,   Barristers & Solicitors.
British Columbia, Canada

W. I. L. Forrest,               Business Executive.                               1992            17,000
Director (1)(2)(4)
Gingins, Switzerland

Notes:

(1) Member of Audit Committee, (2) Member of Compensation Committee, (3) Member of Corporate Governance Committee, (4) Member of Nominating Committee.

The information as to shares beneficially owned or controlled or directed, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually.

APPOINTMENT OF AUDITORS

Management is proposing the re-appointment of BDO Dunwoody LLP as auditors of the Corporation to hold office until the next annual meeting of shareholders and to authorize the Directors to fix their remuneration.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table, presented in accordance with the applicable regulation (the "Regulation") under the Securities Act (Ontario), sets forth all annual and long term compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal year ended December 31, 2003 in respect of the named executive officers:

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                         ---------------------------------------   ----------------------------------
                                                                     AWARDS                   PAYOUTS
                                                                   -----------                -------
                                                                   SECURITIES    RESTRICTED
                                                                      UNDER       SHARES OR
       NAME AND                                    OTHER ANNUAL      OPTIONS/    RESTRICTED    LTIP       ALL OTHER
      PRINCIPAL                  SALARY   BONUS    COMPENSATION       SARS       SHARE UNITS  PAYOUTS   COMPENSATION
       POSITION          YEAR     ($)      ($)       ($) (1)       GRANTED (#)      (#)         ($)         ($)
-----------------------  ----   -------   -----   --------------   -----------   -----------  -------   ------------
Stefan E. Hayden (2)(4)  2003   180,000     -           -              Nil           Nil        Nil        5,000
Chairman of the          2002   180,000     -           -           4,000,000        Nil        Nil        5,000
Board, President         2001   180,000     -           -              Nil           Nil        Nil        5,000
& Chief Executive
Officer

Jim Johnstone (4)        2003   207,200     -           -              Nil           Nil        Nil        5,000
Vice President           2002   207,200     -           -           2,000,000        Nil        Nil        5,000
Operations and           2001   207,200     -           -              Nil           Nil        Nil        5,000
Chief Operating
Officer

F.Chris Harvey  (4)      2003   150,000     -           -              Nil           Nil        Nil        5,000
Technical Director       2002   150,000     -           -           2,000,000        Nil        Nil        5,000
and Secretary            2001   150,000     -           -              Nil           Nil        Nil        5,000

J. Smith (3)(4)          2003     Nil       -           -              Nil           Nil        Nil         Nil
Vice-President           2002     Nil       -           -              75,000        Nil        Nil         Nil
Exploration              2001     7,508     -           -              Nil           Nil        Nil         Nil

Steve Poad (5)           2003    26,971     -           -              Nil           Nil        Nil         Nil
V-P, Finance             2002    19,914     -           -             150,000        Nil        Nil         Nil
                         2001    12,156     -           -              Nil           Nil        Nil         Nil

Notes:

(1) Perquisites and other personal benefits for each of the named executive officers did not exceed the lesser of $50,000 and 10% of total annual salary and bonus in 2001, 2002 and 2003.

(2) Mr. S. E. Hayden is employed indirectly by the Corporation through a management and administrative agreement with Epicure Overseas SA.

(3) Since December 1999, Mr. J. Smith has provided consulting services to the Corporation and its subsidiaries through a consulting agreement.

(4) The figures shown are the agreed salaries. The Officers noted have, in recognition of the Corporation's cash position in the respective years agreed to defer an aggregate total of $302,201 of the salaries due them for the period ending December 31, 2001 and further amounts totaling $173,067 and $383,810 for the periods ending December 31, 2000 and December 31, 1999 respectively. During 2003 Mr. Johnstone was paid in full the sum of $278,666.33. Mr. Harvey was paid $100,000.00 and deferred the balance of his outstanding salary to 2004. Mr. Hayden has been paid $216,342 of the outstanding balance upon behalf of Epicure.

(4) Mr S. Poad is employed indirectly by the Corporation through a service contract with Doelcam Inc.

The following table (presented in accordance with the Regulation) sets forth stock options granted by the Board of Directors of the Corporation during the fiscal year ended December 31, 2003 to the named executive officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                             MARKET VALUE OF
                         % OF TOTAL                             SECURITIES
                         OPTIONS/SARS                           UNDERLYING
      SECURITIES UNDER    GRANTED TO                         OPTIONS/SARS ON
        OPTIONS/SARS     EMPLOYEES IN   EXERCISE OR BASE     DATE OF GRANT      EXPIRATION
NAME      GRANTED #      FISCAL YEAR    PRICE ($/SECURITY)     ($/SECURITY)        DATE
----  ----------------   ------------   ------------------   ----------------   ----------
    No Options or SARS were granted to the named executive officers in 2003.

The following table (presented in accordance with the Regulation) sets forth stock options exercised by the named executive officers during the fiscal year ended December 31, 2003:

OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                                                               VALUE OF UNEXERCISED IN-
                                              UNEXERCISED            THE-MONEY (1)
              SECURITIES                    OPTIONS/SARS AT        OPTIONS/SARS AT
               ACQUIRED                    DECEMBER 31, 2003      DECEMBER 31, 2003
                 ON       AGGREGATE VALUE        (#)                    ($)
               EXERCISE       REALIZED       EXERCISABLE/           EXERCISABLE/
    NAME          (#)           ($)          UNEXERCISABLE          UNEXERCISABLE
------------  ----------  ---------------  -----------------   -------------=----------
S. E. Hayden      Nil          Nil           4,300,000/Nil           $755,750/Nil
J. Johnstone      Nil          Nil           2,172,500/Nil           $382,150/Nil
F. C. Harvey      Nil          Nil           2,228,750/Nil           $382,150/Nil
J. Smith          Nil          Nil             178,750/Nil           $12,825/Nil
S. Poad         56,475      $ 28,237.50        248,825/Nil           $18,450/Nil

Notes:

(1) "In-the-money" means the excess of the market value of the common shares of the Corporation outstanding on December 31 2003 over the exercise price of the options

The Corporation does not have a long-term incentive plan, a pension plan or other form of defined benefit plan - other than its Stock Option Plan.

COMPOSITION OF THE COMPENSATION COMMITTEE

The Corporation has a compensation committee ("Committee") comprised of three members. All issues as to compensation of the Officers are considered by the Committee, the members of which, during the fiscal year ended December 31, 2003, were C. R. Jonsson, W. I. L. Forrest and S. E. Hayden. Mr. S. E. Hayden as President and CEO of the Corporation is therefore an inside director. Mr. C. R. Jonsson was granted 1,000,000 stock options in 2002 in lieu of being paid for legal services provided by him. He has therefore been a service provider within the past three years and may be considered a related director under recently adopted OSC rules. Mr. Jonsson continues to provide the company with legal services on a no-fee basis. The Board considers that this situation cannot be perceived to interfere with Mr. Jonsson's ability to act with a view to the best interests of the company and therefore considers him to be an unrelated director. Mr. W. I. L. Forrest is an outside and unrelated director within the meaning of The Toronto Stock Exchange ("TSX") Report on Corporate Governance Practices.

COMPENSATION POLICIES

While the Committee of the Board of Directors of the Corporation has not adopted a written policy concerning the compensation of executive officers, it has developed a consistent approach and philosophy relating to executive compensation. The overriding principles in the determination of executive compensation are the need to provide total compensation packages that will attract and retain qualified and experienced executives, to reward the executives for their contribution to the overall success of the Corporation and to integrate the longer-term interest of the executives with the investment objectives of the Corporation's shareholders.

Executive compensation at the Corporation has two principal components: salary and stock options. The Committee is mindful that the Corporation competes within the framework of the international mining industry. The Compensation Committee is of the view that a competitive salary level is appropriate for the executive officers, as their total compensation package should emphasize salaries and the stock options granted by the Corporation. The chief executive officer of the Corporation is one of the named executive officers and therefore his compensation is determined in the same manner as for the other executive officers of the Corporation.

COMPENSATION OF DIRECTORS

Each of the five directors, including directors who are officers of the Corporation, is entitled to an annual director's fee of $5,000 Canadian and out of pocket expenses relating to attendance at a board or committee meeting. In recognition of the Corporation's cash position, no director fees were paid in 1999, 2000, 2001 or 2002 for duties performed in 1998, 1999, 2000 and 2001.
Subsequently all outstanding directors' fees were paid in 2003. The Corporation obtained, in June, 2003, liability insurance for directors and officers of the Corporation and its affiliates with coverage of $1,000,000 Canadian per occurrence and in the aggregate.

PERFORMANCE GRAPH

The following graph and table compares the year-end value of the common shares of the Corporation with the TSX 300 Stock Index for the last six years on the basis of cumulative total return.

              CALEDONIA SHARES VS S&P/TSX COMPOSITE AT DECEMBER 31 (ASSUMING $100 OF CALEDONIA SHARES WERE PURCHASED DECEMBER 31, 1998)

                              [PERFORMANCE GRAPH]

                           Dec 1998    Dec 1999       Dec 2000       Dec 2001     Dec 2002      Dec 2003
                           --------    --------       --------       --------     --------      --------
S&P/TSX Composite             100         133            141            121          104           130
Caledonia Common Shares       100          45             64             50          373           382

CORPORATE GOVERNANCE PRACTICES

The TSX Committee on Corporate Governance in Canada issued a report (the "TSX Report") in December 1994 containing guidelines for effective corporate governance of corporations. The by-laws of the TSX were subsequently amended to require each listed corporation incorporated in Canada to make annual disclosure of its corporate governance practices with reference to those guidelines. The Corporation's Statement of Corporate Governance Practices follows:

MANDATE OF THE BOARD

The Board of Directors of the Corporation is responsible for the overall stewardship of the Corporation, and has full power and authority to manage and control the affairs and business of the Corporation. Amongst other things, the Board is responsible for:

1. supervising the officers of the Corporation in their management of the business and affairs of the Corporation;

2.    adoption of and managing the Corporation's strategic planning process;

3. identifying and managing principal risks to the Corporation's business;succession planning including the appointment, training, monitoring and appraisal of senior officers of the Corporation;

4. overseeing the administration of a policy for communications by the Corporation with shareholders, the investment

5.    community, the media, governments and the general public;

6. examination, through its Audit Committee, of the effectiveness of the company's internal control processes and management information systems. The Board consults with the VP Finance and management of the Corporation to ensure the integrity of these systems;

7. developing position descriptions and terms of reference for the Board, the President and Chief Executive Officer and the committees of the Board.

The Board holds regular meetings. Additional meetings are held to address special items of business. The frequency of meetings, as well as the nature of agenda items change depending upon the state of the Corporation's affairs and in light of opportunities or risks which the Corporation faces. On average the Board has met between nine and ten times per year during the past five years.

In 2004 the Board adopted a Charter of the Board of Directors. This Charter can be viewed at the Company's head office and at the Annual Meeting of Shareholders.

BOARD COMPOSITION

The TSX Report recommends that a majority of the Board be unrelated to the Corporation. The TSX Report uses the term unrelated director to mean a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding.

The Board of Directors currently has five members. The Board has concluded that two of these directors, Messrs. Forrest and Jonsson, are unrelated directors within the meaning of the TSX Report. In reaching that conclusion, the Board has examined the factual circumstances of each director and has considered any interests and business or other relationship that any director may have with the Corporation. Mr. S. E. Hayden is a related director by virtue of his position as the President and Chief Executive Officer of the Corporation and Messrs. J. Johnstone and F. C. Harvey are related directors by virtue of their positions as employees of the Corporation. The Board believes that the extensive knowledge of Messrs. Hayden, Johnstone and Harvey of the Corporation's business is beneficial to the other directors and their participation as directors contributes to the effectiveness of the Board.

The Corporation does not have a significant shareholder, defined in the TSX Report as a shareholder with the ability to exercise a majority of votes for the election of directors.

The Board determines each year the number of directors to be elected at the annual general meeting. Under the articles of the Corporation, the number of directors of the Corporation must be at least three. For 2004, the Board has concluded that the number of directors should be increased to satisfy the recently announced requirement to appoint three independent directors to the Audit Committee. At the 2004 Annual Meeting of Shareholders the Board of Directors will request the shareholders to approve increasing the number of directors to six.

Caledonia's Board members consider that the Board's composition is tight and efficient considering the extent of the Corporation's activities and the location of the properties on which most of its activities are conducted. It is the opinion of the two unrelated Directors, Messrs Forrest and Jonsson that the Board functions adequately independently of management.

While Mr. Hayden holds the positions of Chairman and CEO, in board meetings Mr. Jonsson, as the only lawyer on the Board, takes a leading role and acts somewhat as quasi-chairman.

The Board does not consider it feasible to have effective meetings of the Directors without having related Directors participating. If they were not participating the Board meetings would essentially be conducted in a vacuum.

BOARD COMMITTEES

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Nominating Committee. The Board has established a policy to strive to implement the recommendations of the TSX Report wherever possible and practical.

AUDIT COMMITTEE

The Audit Committee is currently composed of a majority of outside directors and unrelated directors. In accordance with recent guidelines and, subject to the availability of suitably qualified directors, it is the Board's objective to appoint only independent directors to the Audit Committee. The members of the Audit Committee, the internal accounting staff and the external auditors have unrestricted direct access to, and communication with, each other to assist them in carrying out their respective duties. The Committee is responsible for reviewing and making recommendations to the Board on:

1. financial statements and the related reports of management and external auditors;

2.    accounting and financial reporting procedures and methods;

3. internal audit procedures and reports, and matters relating to external auditors, including the appointment and terms of engagement of external auditors and their reports relating to accounting, financial and internal audit matters.

During 2004 the Board adopted a "Charter of the Audit Committee". This Charter is attached as Appendix 1 of this Management Information Circular.

      COMPENSATION COMMITTEE

The Compensation Committee is currently composed of one related and two unrelated directors. The Committee is responsible for making recommendations to the Board on:

1. compensation of officers and senior employees of the Corporation, including stock option incentives;

2.    succession planning for officers of the Corporation;

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is currently composed of one unrelated and one related director. The Committee has general responsibility for developing the approach of the Corporation to matters of corporate governance, which includes the responsibility for:

1. assessing, at least annually, the effectiveness of the Board as a whole and the committees of the Board;

2. reviewing annually the mandates of the Board and its committees and making recommendations for change;

3. recommending procedures to permit the Board to function independently from management;

4. seeing to the adequacy of the orientation and education programs for new members of the Board;

5. determining annually which directors should be considered to be unrelated directors, and recommending such determination to the Board; and

6. preparing annually and recommending to the Board a "Statement of Corporate Governance Practices".

      NOMINATING COMMITTEE

The Nominating Committee is composed of one unrelated and one related director. The Committee is responsible for:

1. identifying prospective nominees for the Board and recommending them to the Board; and

2.    establishing criteria for Board membership and retirement therefrom.

      DECISIONS REQUIRING BOARD APPROVAL

As part of the Board's responsibility for the strategic planning process of the Corporation, the Board considers and, where appropriate, adopts the goals of the business that are proposed by Management and the strategies and policies within which the Corporation is managed. Management is required to seek the approval of the Board for material deviations, financial or otherwise, from the approved business goals, strategies and policies of the Corporation.

      SHAREHOLDER FEEDBACK

The Corporate Governance Committee is responsible for overseeing the Corporation's policy for communications with shareholders, the investment community, the media, governments and the general public. In accordance with that policy, communications with such parties are handled through the head office located in Mississauga, Canada.

      EXPECTATIONS OF MANAGEMENT

The Board requires management to keep the Board informed in a timely and candid manner of the progress of the Corporation towards the achievement of its established goals, and of any material deviations from such goals and from corporate strategies and policies approved by the Board.

This Statement of Corporate Governance Practices has been prepared by the Corporate Governance Committee.

PRIVATE PLACEMENT TRANSACTIONS

The Corporation from time to time investigates opportunities to raise financing on advantageous terms. While it is not the intention of management at this time to enter into any private placement agreements other than as previously publicly disclosed, it seeks the flexibility to enter into private placement agreements, if required, which could result in the issue of up to 75% of the number of shares issued and outstanding at this time.

Under the rules of the TSX the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six-month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "TSX 25% Rule"), unless there has been shareholder approval of such transactions.

The application of the TSX 25% Rule may restrict the availability to the Corporation of funds which it may wish to raise in the future by private placement of its securities. The TSX has a working practice that it will accept advance approval by shareholders in anticipation of private placements that may exceed the TSX 25% Rule, provided such private placements are completed within 12 months of the date such advance shareholder approval is given.

Any private placement proceeded with by the Corporation under the advance approval being sought at the Meeting will be subject to the following additional restrictions:

1.    it must be substantially with parties at arm's length to the Corporation;

2. it must not result in control of the Corporation being materially affected;

3. it must be completed within a twelve month period following the date the shareholder approval is given; and

4. it must comply with the private placement pricing rules of the TSX which currently require that the issue price per common share must not be lower than the closing market price of the common shares on the TSX on the trading day prior to the date notice of the private placement is given to the TSX (the "Market Price"), less the applicable discount. For these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof.

The directors of the Corporation believe the passing of a resolution authorizing the Corporation to enter into private placement transactions for the issuance of up to 75% of the number of common shares outstanding is in the best interests of the Corporation and recommend that shareholders vote in favour of the resolution.

Approval of the resolution will require the favourable vote of a majority of the votes cast thereon at the Meeting.

APPROVAL OF INCENTIVE STOCK OPTION PLAN

At the annual meeting shareholders will be asked to approve a resolution creating a new incentive stock option plan (the "2004 Plan") and fixing the maximum number of shares issuable under the 2004 Plan at 11,250,000 shares. An explanation of the 2004 Plan and the Corporation's policy in granting incentive stock options follows:

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The Corporation currently has three Stock Option Plans which were approved by the shareholders in 1995, 1996 and 2002 (collectively referred to as the "Existing Plans") which in total made 18,750,000 options available to the Corporation for issuance.

The 2004 Plan was prepared in accordance with the TSX's revised policy on stock option plans for listed companies (the "TSX Policy") and has the same terms as the Corporation's existing plans. Options may be granted under the 2004 Plan to employees, officers, directors, consultants and other service providers of the Corporation or its affiliates or subsidiaries. The 2004 Plan in common with the previous stock option plans or share compensation arrangement of the Corporation, limits the number of outstanding options at any one time and the total number of shares issuable upon the exercise of options in any one-year period to 10% of the outstanding issued capital of the Corporation. The total number of shares issuable to any individual during a one-year period cannot exceed 5% of the issued capital. The exercise price may not be less than an approved discount to the market price for shares at the time the option is granted, options are non-transferrable and cannot be outstanding for more than 10 years and no financial assistance will be provided by the Corporation to facilitate the purchase of shares under the Plan.

The expressed policy of the Corporation is that its stock incentive plans should serve to advance the interests of the Corporation by affording employees and other qualified individuals the opportunity of acquiring an actual interest in the Corporation, as a supplement to the purposely modest remuneration levels they are otherwise entitled to, thereby identifying their interests with the interests of other shareholders. It is the opinion of the Board that this policy has been successful in the past in enabling the Corporation to attract talented and resourceful personnel. To augment this policy, the Board of Directors appointed a Compensation Committee, as advocated by the report of the TSX on Corporate Governance, and adopted a procedure to be followed in allocating specific incentive stock options.

This procedure requires that allocations of stock options must be initiated by the Compensation Committee and supported by a majority of the disinterested members of that Committee. This procedure also sets a limit on the maximum number of options available at any one time to non-executive directors and reserves the balance of the options available exclusively for employees and other service providers to the Corporation and its subsidiaries. Management is encouraged to offer advice to the Compensation Committee in respect of options to employees and service providers but recommendations from the Compensation Committee to the Board of Directors in the allocation of specific options can only come from a majority of the disinterested members of the Compensation Committee, excluding management. This procedure ensures that incentive stock options granted by the Board of Directors will be based on the recommendations of members of the Compensation Committee who are free from any apparent conflict of interest.

The TSX Policy requires incentive stock option plans to specify the aggregate maximum number of shares that may be issuable under such plans and any number in excess of that amount requires an amendment to the plan and approval by the shareholders. The Board has determined that 11,250,000 shares is an appropriate limit for the 2004 Plan as it will enable the Corporation to continue its stock incentive policy. Under the Existing Plans, that limit is set at 18,750,000 shares. To accommodate the 2004 plan the Board has determined that this limit be set at 30,000,000 which is within the "10% of issued and outstanding" requirement of the Plans. Since the Existing Plans' inception, of the shares available, options for 4,670,675 shares have been granted and exercised resulting in a contribution to the Corporation's treasury of $6,696,975. Options for 12,908,700 shares have been granted and are outstanding and unexercised, and options for 1,170,625 shares remain available to be granted under the Existing Plans. This limited number of options available under the Existing Plans restricts the Corporation in the continued implementation of its remuneration policy and inhibits the potential cash contributions to its treasury as options are exercised. It is for this reason that shareholders will be asked to approve the creation of the 2004 Plan and to increase the limit on the aggregate number of shares that may be issued under the Plans.

The Existing Plans would continue in effect so that the total number of shares available for future options granted pursuant to the Corporation's stock incentive policy under the Existing Plans and the 2004 Plan would be a total of 12,420,625 shares. The proviso that at all times the number of shares which may be issued upon the exercise of options granted and outstanding under the Existing Plans and the 2004 Plan cannot exceed 10% of the outstanding issued capital of the Corporation would continue to apply as well as the other limits described above.

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A copy of the 2004 Plan is available for inspection at the Corporation's offices in Mississauga, Ontario and will be available at the annual meeting.

The resolution to approve the creation of the 2004 Plan will require the favourable vote of a majority of the votes cast at the annual meeting. An aggregate of 80,769 votes attached to common shares of the Corporation beneficially owned by shareholders who are eligible to participate under the 2004 Plan will be excluded from voting on the resolution.

GENERAL APPROVAL OF CIRCULAR

The contents and sending of this management information circular have been approved by the Board of Directors of the Corporation,

ON BEHALF OF THE BOARD OF DIRECTORS                         DATED: May 4th, 2004

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                                   APPENDIX 1

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      I.    PURPOSE

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Caledonia Mining Corporation ("Caledonia") is to provide an open avenue of communication between Caledonia's management ("Management"), the independent auditors ("Auditors") and the Board and to assist the Board in its oversight of the:

      - integrity, adequacy and timeliness of Caledonia's financial reporting and disclosure practices;

      - processes for identifying the principal financial risks of Caledonia and the control systems in place to monitor them;

      - compliance with legal and regulatory requirements related to financial reporting; and

      -     independence and performance of Caledonia's Auditors.

The Committee shall also perform any other activities consistent with this Charter, Caledonia's by-laws and governing laws as the Committee or Board deems necessary or appropriate.

The Committee's role is one of oversight. It is not the responsibility of the Committee to determine that Caledonia's financial statements are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. The financial statements are the responsibility of Management. The Auditors are responsible for performing an audit and expressing an opinion on the fair presentation of Caledonia's financial statements in accordance with generally accepted accounting principles.

      II.   AUTHORITY

The Committee has the authority to conduct any investigation appropriate to its responsibilities, and it may request the Auditors as well as any officer of Caledonia, or Caledonia's outside counsel, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall have unrestricted access to Caledonia's books and records and has the authority to retain, at Caledonia's expense, special legal, accounting, or other consultants or experts to assist in the performance of the Committee's duties. Subject to Board approval, the Committee has the authority to set and pay the compensation of the advisors employed by the Committee. The Chairperson of the Committee ("Chairperson") or other member of the Committee so designated by the Committee may represent the Committee to the extent permitted by applicable legal and listing requirements.

The Committee shall review and assess the adequacy of this Charter annually and submit any proposed revisions to the Board for approval.

       III.       COMPOSITION AND MEETINGS

1. The Committee and its membership shall meet all applicable legal, regulatory and listing requirements.

2. Members of the Committee and the Chairperson shall be appointed by the Board and may be removed by the Board in its discretion. The Committee will be elected annually at the first Board meeting following the annual general meeting.

3. The Committee shall be comprised of three or more directors, one of whom shall serve as the Chairperson.

4. Each member of the Committee shall be an independent, non-executive director, free from any relationship that, in the opinion of the Board, could reasonably be expected to interfere with the exercise of his or her independence from management, Caledonia, or the Auditors.

5. All members of the Committee shall be, or promptly after appointment, shall become financially literate as determined by the Board. Preferably at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board.

6. The Committee shall meet, at the discretion of the Chairperson or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements, and a majority of the members of the Committee shall constitute a quorum.

7. If and whenever a vacancy shall exist, the remaining members of the Committee may exercise all of its powers and responsibilities so long as a quorum remains in office.

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8.    Any matters to be determined by the Committee shall be decided by a majority of votes cast at a meeting of the Committee called for such purpose; actions of the Committee may be taken by an instrument or instruments in writing signed by all of the members of the Committee, and such actions shall be effective as though they had been decided by a majority of votes cast at a meeting of the Committee called for such purpose. In the case of a tie the Chairperson shall have a second or tie-breaking vote.

9. The Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the Committee's activities.

10. The Committee may invite such other persons to its meetings as it deems appropriate.

11. The Auditors will have direct access to the Committee on their own initiative.

      IV.   RESPONSIBILITIES

A. WITH RESPECT TO THE INTERIM AND ANNUAL FINANCIAL STATEMENTS, THE MD&A, AND THE AIF

1. The Committee shall review Caledonia's interim statements for approval of same prior to their being filed with the appropriate regulatory authorities. The Committee shall review Caledonia's annual audited financial statements and report thereon to prior to their being filed with the appropriate regulatory authorities. With respect to the annual audited financial statements, the Committee shall discuss significant issues regarding accounting principles, practices, and judgments of Management with Management and the Auditors as and when the Committee deems it appropriate to do so.

2. The Committee shall review Management's Discussion and Analysis relating to annual and interim financial statements, the Annual Information Form and any other public disclosure documents that are required to be reviewed by the Committee under any applicable laws prior to their being filed with the appropriate regulatory authorities.

3. The Committee shall review Management's earnings releases relating to annual and interim financial statements and any other public disclosure documents that are required to be reviewed by the Committee under any applicable laws prior to their being filed with the appropriate regulatory authorities.

4. The Committee shall review the post-audit or management letter containing the recommendations of the Auditors and Management's response and subsequent follow-up to any identified weaknesses.

5. The Committee shall review the evaluation of internal controls by the Auditors, together with Management's response.

6. The Committee shall meet no less frequently than annually separately with the Auditors and the Chief Financial Officer to review Caledonia's accounting practices, internal controls and such other matters as the Committee or Chief Financial Officer deems appropriate.

B.    WITH RESPECT TO THE AUDITORS

1. The Auditors are ultimately accountable to the Board of Directors. The Board has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Auditors (or nominate the Auditors to be proposed for shareholder approval in any proxy statement).

2.    The Committee shall review the performance of the Auditors.

3. The Committee shall annually recommend to the Board the appointment of the Auditors, or, as appropriate, the discharge or replacement of the Auditors when circumstances warrant. The Board will set the compensation for the Auditors.

4. The Committee shall be responsible for ensuring that the Auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the Auditors and Caledonia. The Committee is responsible for discussing with the Auditors any disclosed relationships or services that may impact the objectivity and independence of the Auditors and for recommending that the Board take appropriate action in response to the Auditor's report to satisfy itself of the Auditor's independence.

5. Caledonia considers the core services provided by the Auditors to include the annual audit, tax planning and tax compliance. The Committee shall review any engagements for non-audit services beyond the core services proposed to be provided by the Auditors or any of their affiliates, together with estimated fees, and consider the impact on the independence of the Auditors.

6. The Committee shall review the Auditor's audit plan, including scope, procedures and timing of the audit.

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C.    OTHER COMMITTEE RESPONSIBILITIES

The Committee shall perform any other activities consistent with this Charter and governing law, as the Committee or the Board deems necessary or appropriate including:

1. Establishing and reviewing Caledonia's procedures for the receipt, retention and treatment of complaints regarding accounting, financial disclosure, internal controls or auditing matters.

2. Establishing and reviewing Caledonia's procedures for confidential, anonymous submissions by employees regarding questionable accounting, auditing and financial reporting and disclosure matters.

3. Conducting or authorizing investigations into any matters that the Committee believes is within the scope of its responsibilities.

4. Making inquires of management and the Auditors to identify significant business, political, financial and control risks and exposures and assess the steps management has taken to minimize such risk.

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